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                                                                    EXHIBIT 23.3

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated February 6, 2001 relating to the financial statements of Wisconsin Gas Company (Successor) for the period from April 27, 2000 to December 31, 2000, and the financial statements of Wisconsin Gas Company (Predecessor) for the period from January 1, 2000 to April 26, 2000, which appears in Wisconsin Gas Company's Annual Report on Form 10-K for the year ended December 31, 2002. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/PricewaterhouseCoopers LLP

PRICEWATERHOUSECOOPERS LLP

Milwaukee, Wisconsin
August 6, 2003